Exhibit 10.3
Idenix Pharmaceuticals, Inc.
60 Hampshire Street
Cambridge, Massachusetts 02139
23 January 2009
Novartis Pharma AG
Forum 1
Novartis Campus
CH-4056 Basel
Switzerland

Attention:	Joseph Jimenez Chief Executive Officer
Gentlemen,
We refer to:
(a)	the Stock Purchase Agreement dated 21 March 2003 between Idenix Pharmaceuticals, Inc. (“Idenix”), Novartis Pharma AG (“Novartis”), and certain other parties to that agreement (the “Purchase Agreement”); and

(b)	the letter from Idenix to Novartis of the same date relating to Novartis’ right regarding the appointment and removal Idenix’ Chief Financial Officer and other matters (the “Letter”).
We refer also to the Financing (as defined in the Waiver and Consent), and to Novartis’ waiver of certain rights and grant of certain consents to Idenix under the Amended and Restated Stockholders’ Agreement dated 27 July, 2004 among Idenix, Novartis, and certain other parties to that agreement (“Stockholders’ Agreement”), solely in connection with the Financing, as set out in a Waiver and Consent dated as of the date of this letter between Idenix and Novartis (the “Waiver and Consent”).
In partial consideration of Novartis’ Waiver and Consent to the proposed Financing, Idenix and Novartis agree that:
1.	The IPO (as defined in the Letter) took place in 2004 and the members of Idenix’s board of directors designated by Novartis approved the IPO.

2.	The reference to “50%” in clause (y) of paragraph 2 of the Letter is hereby amended to “forty percent (40%)”.

3.	Except as amended by this letter, the Letter, including paragraph 3 which sets out Idenix’ agreement with regard to its practice in connection with the preparation of financial statements and reports, remains in full force and effect.
This letter is subject to and interpreted in accordance with the substantive laws of the

State of New York.
If the above correctly states the agreement between Idenix and Novartis, please countersign this letter in the space indicated below, whereupon this letter shall constitute a binding agreement between Idenix and Novartis.
Yours sincerely,
IDENIX PHARMACEUTICALS, INC

By:	/s/ Jean-Pierre Sommadossi
Jean-Pierre Sommadossi, Ph.D. Chairman of the Board and Chief Executive Officer
Acknowledged and agreed as of the date of this letter:
NOVARTIS PHARMA AG

By:	/s/ Neil Johnston
Name: Neil Johnston
Title: Head of Finance, Global Business Development & Licensing

By:	/s/ Penny Ho
Name: P.A. Ho
Title: Senior Legal Counsel